Exhibit 10.1

AMENDMENT NO. 4
TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 13, 2024 (this “Fourth Amendment Effective Date”), is entered into by and between Acutus Medical, Inc. (the “Borrower” or the “Company”), and Deerfield Partners, L.P. (“Deerfield Partners”) and Deerfield Private Design Fund III, L.P. (“DPD III” and, together with Deerfield Partners, the “Lenders”), and acknowledged by Wilmington Trust, National Association, as Administrative Agent.

WHEREAS, the Borrower, the Lenders and Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of June 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to Amendments No. 1, No. 2 and No. 3 thereto, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto and Wilmington Trust, National Association, as the Administrative Agent.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Defined Terms. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.       Amendments to Credit Agreement; Other Agreements.

Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a)       Section 3.2(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

The principal amount of the Loans shall be paid in installments on the dates and in the respective amounts shown below (as adjusted to the extent of any repayment or prepayment in accordance with the terms of this Agreement):

Date of Payment	Amount Due
June 30, 2024	$2,500,000.00
June 30, 2025	$2,500,000.00
September 30, 2025	$2,500,000.00
December 31, 2025	$2,500,000.00
June 30, 2026	$10,000,000.00
Maturity Date	$15,000,000.00

(b)       Section 3.8 of the Credit Agreement is hereby amended by adding the following clause immediately prior to the period at the end of the first sentence of such Section:

;provided, however, that in the case of any prepayment or repayment of the Loans made or required to be made on any date that is on or after November 13, 2024, the Exit Fee to be paid by the Borrower shall be in an amount equal to six percent (6.00%) of the principal amount of the Loans prepaid, repaid or required to be prepaid, as the case may be, on such date.

3.       Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

(a)       the Borrower has duly executed this Amendment, and the execution, delivery and performance by the Borrower of this Amendment is within its corporate powers, have been duly authorized by all necessary corporate or organizational action, and do not contravene the Borrower’s Organic Documents, any court decree or order binding on or affecting it or any Law or regulation binding on or affecting it or this Amendment or the Credit Agreement (as amended hereby);

(b)       each of this Amendment and the Credit Agreement (as amended hereby) constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by principles of equity);

(c)       the representations and warranties of the Borrower set forth in the Credit Agreement (as amended hereby) are, in each case, true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, which representation or warranty is true and correct in all respects) as of the date hereof; provided, however that those representations and warranties expressly referring to a specific date are true and correct in all material respects (except with respect to any representation or warranty qualified by materiality or Material Adverse Effect, which representation or warranty is true and correct in all respects) as of such date;

(d)       after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(e)       the execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement (as amended hereby) will not result in a default under any material contract, agreement, or instrument binding on or affecting the Borrower or any Subsidiary; and

(f)       except as required by Section 10, no authorization, approval, clearance or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by the Borrower or any Subsidiary of this Amendment or any Credit Document to which it is a party.

4.       Reaffirmation. The Borrower as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which the Borrower grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and, (ii) to the extent the Borrower granted

Liens on or security interests in any of its property pursuant to any such Loan Document as security for the Obligations of the Borrower under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The Borrower consents to this Amendment and acknowledges that the Credit Agreement, as amended by this Amendment, and each of the other Loan Documents, as amended hereby, remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

5.       Legal Fees and Expenses. As required by Section 10.4(b) of the Credit Agreement (and without limiting the obligations of the Borrower thereunder), the Borrower agrees to reimburse the Administrative Agent and the Lenders on demand for all out-of-pocket costs, fees and expenses, including reasonable attorney's fees and expenses, incurred thereby in connection with the negotiation, documentation and consummation of this Amendment.

6.       References to Credit Agreement. From and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as modified hereby, and this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

7.       Counterparts; Electronic Signatures. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by email (in “pdf,” “tiff” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execute,” “execution,” “signed,” “signature” and words of like import herein or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.       Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

9.       Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS OR RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

10.       Disclosure. At or prior to 8:00 a.m. on the first Business Day following the date hereof, the Borrower shall file with the SEC a Form 8-K in substantially the form of the Current Report on Form 8-K last provided to the Lenders and their counsel prior to the execution and delivery of this Amendment in advance of such filing, which shall describe the transactions contemplated by this Amendment and include as an Exhibit to such Form 8-K this Amendment. For the avoidance of doubt, the Borrower’s obligations under this Section 10 shall not be deemed to limit or otherwise modify the Borrower’s obligations under Section 7.14 of the Credit Agreement.

11.       General Release. In consideration of, among other things, the Lenders’ execution and delivery of this Amendment, Borrower, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against Administrative Agent or any or all Lenders in any capacity and each of their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Fourth Amendment Effective Date, that relate to, arise out of or otherwise are in connection with any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith through the date of this Amendment. The receipt by Borrower of any Loans or other financial accommodations made by any Lender after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Amendment, Borrower consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of this Amendment, the Credit Agreement and the other Loan Documents and payment in full of the Obligations. Borrower hereby agrees that it shall be obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of Borrower or any of its Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, the other Loan Documents, this Amendment or any other document executed and/or delivered in connection herewith or therewith prior to the date of this Amendment; provided, that Borrower shall have no obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as determined by a final non-appealable order of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under Applicable Law.

12.       Agent Authorization. Each of the Lenders hereby authorizes and directs the Administrative Agent to execute and deliver this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ACUTUS MEDICAL, INC., as the Borrower

By:	/s/ Takeo Mukai
Name: Takeo Mukai
Title: CEO & CFO

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement and Amendment to Lender Warrants and Warrant Purchase Agreement]

Deerfield partners, l.p.

By: Deerfield Mgmt, L.P., its General Partner By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
Name: David Clark
Title: Authorized Signatory

Deerfield Private Design Fund III, L.P.

By: Deerfield Mgmt, L.P., its General Partner By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
Name: David Clark
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement and Amendment to Lender Warrants and Warrant Purchase Agreement]

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Aidan O’Brien
Name: Aidan O’Brien
Title: Assistant Vice President

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement and Amendment to Lender Warrants and Warrant Purchase Agreement]